UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2010

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2010, Codexis, Inc. (the “Company”) entered into a Fourth Amendment to Lease (the “Lease Amendment”) with Metropolitan Life Insurance Company with respect to approximately 11,158 rentable square feet of office and laboratory space located at 501 Chesapeake Drive, Redwood City, California (the “Chesapeake Space”). The initial lease for the Chesapeake Space became effective on February 1, 2004 and was subsequently amended by the First Amendment to Lease, dated June 1, 2004, the Second Amendment to Lease, dated March 9, 2007 and the Third Amendment to Lease, dated March 31, 2008.

The Lease Amendment extends the term of the lease for the Chesapeake Space, which would have expired on January 31, 2011, to January 31, 2013. Commencing on February 1, 2011, the monthly base rent for the Chesapeake Space will be $17,852.80 for the first twelve months and $18,388.38 for the following twelve months. The Lease Amendment also provides for an option to further extend the lease for the Chesapeake Space for an additional two years at a monthly rent to be determined in accordance with the Lease Amendment.

The foregoing is only a summary of the material terms of the Lease Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lease Amendment that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2010.

Item 8.01.	Other Events.

In August 2010, Alan Shaw, President and Chief Executive Officer and a director of the Company, adopted a written trading plan (the “Plan”) in accordance with guidelines specified under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. The Plan is an agreement between Dr. Shaw’s family trust and a broker to sell shares of common stock of the Company currently owned by the family trust or which will be acquired pursuant to Dr. Shaw’s exercise of certain stock options.

Dr. Shaw adopted the Plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares of common stock under the Plan. Pursuant to the Plan, a maximum of 896,164 shares of common stock may be sold beginning February 11, 2011 until the Plan expires on January 31, 2013. The Plan specifies the number of shares of common stock that may be sold at predetermined times, subject to the terms and conditions of the Plan.

The Plan is intended to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2010

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy
Name:	Douglas T. Sheehy
Title:	SVP, General Counsel and Secretary